Exhibit 10.7

AMGEN INC.

DIRECTOR EQUITY INCENTIVE PROGRAM

(Amended and Restated Effective December 6, 2004)

ARTICLE I

PURPOSE

The purpose of this document is to set forth the general terms and conditions applicable to the Director Equity Incentive Program (the “Program”) established by the Board of Directors of Amgen Inc. (the “Company”) pursuant to, and in implementation of, Section 4(b) of the Company’s Amended and Restated 1991 Equity Incentive Plan, as amended (the “1991 Plan”). The Program is intended to carry out the purposes of the 1991 Plan and provide a means to reinforce objectives for sustained long-term performance and value creation by awarding each non-employee director of the Company with stock awards, subject to the restrictions and other provisions of the Program and the 1991 Plan. The Program shall be effective as of December 9, 2003 (the “Effective Date”).

ARTICLE II

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the same definitions as such terms are defined in the 1991 Plan.

“Award” shall mean a Nonqualified Stock Option or a Restricted Stock Unit granted to an Eligible Director pursuant to the Program.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Eligible Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.

“Nonqualified Stock Option” or “NQSO” shall mean a stock option which does not qualify as an incentive stock option as that term is used in Section 422 of the Code.

“QDRO” shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the Board determines would be a “qualified domestic relations order,” as that term is defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Program is not a plan described in Section 3(3) of ERISA.

“Restricted Stock Unit” shall mean a restricted right to receive a share of Common Stock granted pursuant to Article IV.

ARTICLE III

STOCK OPTIONS

3.1 Inaugural Grants. Each person who becomes an Eligible Director after the Effective Date shall, upon the date such person first becomes an Eligible Director, automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, a Nonqualified Stock Option to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth herein. Should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

3.2 Annual Grants. On March 15 of each year after the Effective Date, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, a Nonqualified Stock Option to purchase five thousand (5,000) shares of Common Stock on the terms and conditions set forth herein. Should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

3.3 Terms of Options.

(a) Each Nonqualified Stock Option granted pursuant to the Program shall constitute a Discretionary Stock Option under Section 5 of the 1991 Plan. The provisions of separate Nonqualified Stock Options need not be identical, but each Nonqualified Stock Option shall include (through incorporation of provisions hereof by reference in the Nonqualified Stock Option or otherwise) the substance of each of the following provisions as set forth in this Section 3.3 and Section 5 of the 1991 Plan.

(b) No Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(c) The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Nonqualified Stock Option on the date the Nonqualified Option is granted.

(d) The purchase price of Common Stock acquired pursuant to a Nonqualified Stock Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Nonqualified Stock Option is exercised; or (ii) at the discretion of the Board, either at the time of grant or exercise of the Nonqualified Stock Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company’s reported earnings and valued at the fair market value on the date of exercise, or (B) in any other form of legal consideration that may be acceptable to the Board in its discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

(e) A Nonqualified Stock Option shall be exercisable during the lifetime of the Eligible Director only by the Eligible Director, and after the death of the Eligible Director, the Nonqualified Stock Option shall be exercisable by the person or persons to whom the Eligible Director’s rights under such option pass by will or by the laws of descent and distribution.

(f) Each Nonqualified Stock Option that is granted to an Eligible Director who has as of the date of grant provided three (3) years of prior continuous service on the Board as an Eligible Director shall be fully vested as of the date of grant. Each Nonqualified Stock Option that is granted to an Eligible Director who has not as of the date of grant provided three (3) years of prior continuous service as an Eligible Director shall be fully vested as of the date upon which such Eligible Director has provided one year of continuous service on the Board as an Eligible Director following the date of grant of such Nonqualified Stock Option. If the Eligible Director’s relationship as a director of the Company or an Affiliate is terminated by reason of the Eligible Director’s death or disability (within the meaning of Title II or XVI of the Social Security Act or comparable statute applicable to an Affiliate and with such permanent and total disability certified by (i) the Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate, or (iv) an independent medical advisor appointed by the Company, as applicable, prior to such termination), then the vesting schedule of each Nonqualified Stock Option granted to such Eligible Director shall be accelerated by twelve months for each full year the Eligible Director has been affiliated with the Company and/or an Affiliate.

(g) The Company may require any holder under this Article III, or any person to whom a Nonqualified Stock Option is transferred under Section 3.3(e), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Nonqualified Stock Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Nonqualified Stock Option for such person’s own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Nonqualified Stock Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

ARTICLE IV

RESTRICTED STOCK UNITS

4.1 Annual Grants. On March 15, 2004, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, Restricted Stock Units to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (x) $100,000, by (y) the closing market price of a share of Common Stock on the business day immediately preceding the date of grant (rounded to two decimal places); thereafter, on March 15 of each year after the Effective Date, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, Restricted Stock Units to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (x) $100,000, by (y) the closing market price of a share of Common Stock on the date of grant (rounded to two decimal places). Should the date of grant set forth in this Section 4.1 be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day. Restricted Stock Units shall constitute stock bonuses under Section 7 of the 1991 Plan.

4.2 Terms of Restricted Stock Units.

(a) Each Restricted Stock Unit granted pursuant to this Program shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Restricted Stock Units need not be identical, but each Restricted Stock Unit shall include (through incorporation of provisions hereof by reference in the Restricted Stock Unit agreement or otherwise) the substance of each of the following provisions as set forth this Section 4.2 and Section 7 of the 1991 Plan.

(b) Each grant of Restricted Stock Units made to an Eligible Director who has as of the date of grant provided three (3) years of prior continuous service on the Board as an Eligible Director shall be fully vested as of the date of grant and each grant of Restricted Stock Units that is made to an Eligible Director who has not as of the date of grant provided three (3) years of prior continuous service as an Eligible Director shall be fully vested as of the date upon which such Eligible Director has provided one year of continuous service on the Board as an Eligible Director following the date of grant of such Restricted Stock Units (in each case, such date of vesting the “Vesting Date”). If the Eligible Director’s relationship as a director of the Company or an Affiliate is terminated by reason of the Eligible Director’s death or total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), then a prorated number (rounded down to the nearest whole number) of unvested Restricted Stock Units, if any, shall vest immediately upon such death or disability, determined by multiplying the number of unvested Restricted Stock Units, if any, by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of continuous service during the one year period following the date of grant and the denominator of which is 12.

(c) A holder’s vested Restricted Stock Units shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date (the “Payment Date”) unless the Eligible Director has irrevocably elected in writing prior to the date of the grant of such Restricted Stock Units to defer the payment of such Restricted Stock Units to another date under one of the following options (the “Deferred Payment Date”): (i) full payment of the Restricted Stock Units in January of a year specified by the Eligible Director which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year, (ii) payment of the Restricted Stock Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director for any reason, or (iii) payment of the Restricted Stock Units in ten substantially equal annual installments, commencing in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director for any reason. Shares of Common Stock issued in respect of a Restricted Stock Unit shall be deemed to be issued in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, by the Eligible Director, which the Board deems to have a value not less than the par value of a share of Common Stock.

4.3 Dividend Equivalents. If an Eligible Director has elected to defer payment of his or her vested Restricted Stock Units as provided in Section 4.2(c) above and the Company pays any dividends with respect to the Common Stock at any time during the period between the Payment Date and the Deferred Payment Date, the holder of such vested Restricted Stock Units shall be credited, as of the dividend payment date, with dividend equivalents equal to the amount of the dividends which would have been payable to such holder if the holder held a number of shares of Common Stock equal to the number of vested Restricted Stock Units so deferred. Such dividend equivalents shall be deemed reinvested in the Common Stock on the dividend payment date and shall be paid by the Company in shares of Common Stock on the Deferred Payment Date. Such dividend equivalents shall constitute stock bonuses under Section 7 of the 1991 Plan.

ARTICLE V

MISCELLANEOUS

5.1 Administration of the Program. The Program shall be administered by the Board.

5.2 Application of 1991 Plan. The Program is subject to all the provisions of the 1991 Plan, including Section 11 thereof (relating to adjustments upon changes in the Common

Stock) and Section 12 thereof (relating to Change of Control), and its provisions are hereby made a part of the Program, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1991 Plan. In the event of any conflict between the provisions of this Program and those of the 1991 Plan, the provisions of the 1991 Plan shall control.

5.3 Amendment and Termination. Notwithstanding anything herein to the contrary, the Board may, at any time, terminate, modify or suspend the Program; provided, however, that, without the prior consent of the Eligible Directors affected, no such action may adversely affect any rights or obligations with respect to any Awards theretofore earned but unpaid, whether or not the amounts of such Awards have been computed and whether or not such Awards are then payable.

5.4 No Contract for Employment. Nothing contained in the Program or in any document related to the Program or to any Award shall confer upon any Eligible Director any right to continue as a director or in the service or employment of the Company or an Affiliate or constitute any contract or agreement of service or employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the service of such person, with or without cause.

5.5 Nontransferability. No benefit payable under, or interest in, this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Eligible Director or beneficiary; provided, however, that, nothing in this Section 5.5 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution, or (iii) to an Alternate Payee to the extent that a QDRO so provides. The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. If an Award is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the Eligible Director under the terms of the Program; provided however, that (i) the Award shall be subject to the same vesting terms and exercise period as if the Award were still held by the Eligible Director, and (ii) an Alternate Payee may not transfer an Award. In the event of the 1991 Plan administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of an Eligible Director of an Award, transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Eligible Director and Alternate Payee. An Eligible Director’s ability to exercise an Award may be barred if the 1991 Plan administrator receives a court order directing the 1991 Plan administrator not to permit exercise.

5.6 Nature of Program. No Eligible Director, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any award hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Program (or in any document related thereto), nor the creation or adoption of this Program, nor any action taken pursuant to the provisions of this Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Eligible Director, beneficiary or other person. To the extent that an Eligible Director, beneficiary or other person acquires a right to receive payment with respect to an award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under this Program shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this Program shall be deemed to give any employee any right to participate in this Program except in accordance herewith.

5.7 Governing Law. This Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.